UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARTFORD FUNDS EXCHANGE-TRADED TRUST

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Radnor Corporate Center, Suite 300

100 Matsonford Road, Radnor,

Pennsylvania 19087

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Hartford Corporate Bond ETF	NYSE Arca, Inc.	81-4774217
Hartford Quality Bond ETF	NYSE Arca, Inc.	81-4673209

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-215165

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of each of the Hartford Corporate Bond ETF and Hartford Quality Bond ETF, each a series of Hartford Funds Exchange-Traded Trust (the “Trust”) to be registered hereunder, is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-215165; 811-23222) filed on March 10, 2017, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.  Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(i) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the Securities and Exchange Commission on March 10, 2017.

2. The Trust’s Certificate of Amendment to the Certificate of Trust is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the Securities and Exchange Commission on March 10, 2017.

3.  The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(iii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the Securities and Exchange Commission on March 10, 2017.

4. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-215165), as filed with the Securities and Exchange Commission on March 10, 2017.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 21st day of March, 2017.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

By:	/s/ Alice A. Pellegrino
Name:	Alice A. Pellegrino
Title:	Secretary and Vice President

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